Exhibit 5.1

November 2, 2006

Spansion Inc.

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

Re:	Registration of Securities of Spansion Inc.

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-137928) of Spansion Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of 40,250,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Securities”).

We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, subject to certain proposed additional proceedings being taken as contemplated by the Registration Statement prior to the issuance and sale of the Securities being offered by the Company and subject to the limitations and qualifications of this opinion, we are of the opinion that the Securities will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Securities as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

The law covered by this opinion is limited to the present federal law of the United States, and the present corporate law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/    O’MELVENY & MYERS LLP